Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

C. R. Bard, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-189705, 333-182239, 333-86668, 333-59156, 333-55684, 333-78089, 333-51793, 333-69857, 333-30217, 333-07189, 33-63147, 33-35544, 33-64874, 333-104683, 333-135098, 333-151740, 333-159928 and 333-167576) on Form S-8 and (Nos. 333-05997 and 333-171166) on Form S-3 of C. R. Bard, Inc. and subsidiaries of our reports dated February 19, 2014, with respect to the consolidated balance sheets of C. R. Bard, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders’ investment, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2013 which reports appear in the December 31, 2013 annual report on Form 10-K of C. R. Bard, Inc.

/s/ KPMG LLP

Short Hills, New Jersey

February 19, 2014